UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On February 3, 2015, Cachet Financial Solutions, Inc. (the “Company”) closed a private placement of its Series B Convertible Preferred Stock, together with warrants to purchase the Company’s common stock.  Also on February 3, 2015, the Company entered into an Agreement with Michael Hanson, a director of the Company (the “Agreement”).  Pursuant to the Agreement, Mr. Hanson converted $250,000 of principal from previous loans he made to the Company under a Commitment Letter, dated July 30, 2014, into Series B Convertible Preferred Stock and warrants to purchase the Company’s common stock.  As a result of this conversion, Mr. Hanson paid the same price for the Series B Convertible Preferred Stock and warrants paid by other investors in the private placement. For more information concerning the private placement, please refer to the Company’s Form 8-K filed on February 3, 2015.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which appears as Exhibit 10.1 to this Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1	Agreement between Cachet Financial Solutions, Inc. and Michael Hanson dated February 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer

Dated: February 9, 2015